EXHIBIT (a)(5)(iii)

Exhibit (a)(5)(iii)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Schedule TO Issuer Tender Offer Statement to Registration Statement No. 033-54655 of our report dated December 10, 1999 appearing in the October 31, 1999 Annual Report of Merrill Lynch Municipal Strategy Fund, Inc. (“the Fund”) and of our report dated December 5, 2000 appearing in the Fund’s October 31, 2000 Annual Report.

/s/ Deloitte & Touche LLP

Princeton, New Jersey April 16, 2001